       FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 25, 1999
                                                      REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                      ------------------------------------
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                      ------------------------------------

                            INTERNET.COM CORPORATION
             (Exact name of registrant as specified in its charter)

           DELAWARE                          7319                  06-1542480
(State or other jurisdiction of   (Primary Standard Industrial   (IRS Employer
incorporation or organization)     Classification Code Number)   Identification
                                                                      No.)
                      ------------------------------------

                               20 KETCHUM STREET
                          WESTPORT, CONNECTICUT 06880
                                 (203) 226-6967
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                 ---------------------------------------------

                                ALAN M. MECKLER
                       CHAIRMAN & CHIEF EXECUTIVE OFFICER
                            INTERNET.COM CORPORATION
                               20 KETCHUM STREET
                          WESTPORT, CONNECTICUT 06880
                                 (203) 226-6967
Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   COPIES TO:

          WILLIAM J. GRANT, JR.                        MICHAEL J. SULLIVAN
         WILLKIE FARR & GALLAGHER                       COOLEY GODWARD LLP
            787 SEVENTH AVENUE                          ONE MARITIME PLAZA
         NEW YORK, NEW YORK 10019                SAN FRANCISCO, CALIFORNIA 94111
              (212) 728-8000                              (415) 693-2000

                      ------------------------------------

        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC:

As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. /X/ Registration No. 333-76331

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. / /

                                    -----------------------------------------------
                                            CALCULATION OF REGISTRATION FEE
=============================================== ================ =============== ================ ===============
                                                                    Proposed        Proposed
                                                                    Maximum          Maximum
                                                                    Offering        Aggregate       Amount of
      Title of Each Class of Securities          Amount to be      Price per        Offering       Registration
               to be Registered                 Registered (1)     Share (2)        Price (2)        Fee (2)
----------------------------------------------- ---------------- --------------- ---------------- ---------------
Common Stock, $.01 par value................       3,910,000         $14.00        $54,740,000      $1,790.32
=============================================== ================ =============== ================ ===============

(1) Includes 510,000 shares of Common Stock which may be sold pursuant to the Underwriters' over-allotment option.

(2) The Registrant previously registered an aggregate of $48,300,000 of Common Stock on a Registration Statement on Form S-1 (File No. 333-76331), for which a filing fee of $13,427.40 was paid.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
================================================================================

     EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         This Registration Statement on Form S-1 has been filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended. The Registrant hereby incorporates by reference into this Registration Statement its Registration Statement on Form S-1 (File No. 333-76331) declared effective on June 24, 1999 by the Securities and Exchange Commission, including each of the documents filed with the Commission therein.

                                  CERTIFICATION

         The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account as soon as practicable (but no later than the close of business on June 25, 1999), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee and (iv) it will confirm receipt of such instructions by its bank during the bank's regular business hours on June 25, 1999.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

         (a)      EXHIBITS

         All exhibits filed with the Registration Statement No. 333-76331 are incorporated by reference into and shall be deemed part of this registration statement, except for the following which are filed herewith:

Exhibit
Number                     Description
------                     -----------

5.01 Opinion of Willkie Farr & Gallagher as to validity of common stock
23.01 Consent of Willkie Farr & Gallagher (included in Exhibit 5.01)
23.02                      Consent of Arthur Andersen LLP
99.01                      Consent of Gilbert F. Bach
99.02                      Consent of Michael J. Davies

         (b) All other schedules are omitted as the required information is included in the Registrant's financial statements or the related notes or such schedules are not applicable.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Westport, State of Connecticut, on the 25th day of June 1999.

                                INTERNET.COM CORPORATION

                                By:             /s/ ALAN M. MECKLER
                                     -----------------------------------------
                                                  Alan M. Meckler
                                        CHAIRMAN AND CHIEF EXECUTIVE OFFICER

In accordance with the requirements of the Securities Act of 1933, as amended, this registration statement was signed by the following persons in the capacities and on the dates indicated.

             NAME                        TITLE(S)                   DATE
------------------------------  ---------------------------  -------------------

     /s/ ALAN M. MECKLER        Director, Chairman and
------------------------------    Chief Executive Officer       June 25, 1999
       Alan M. Meckler

              *                 Director, President and
------------------------------    Chief Operating Officer       June 25, 1999
    Christopher S. Cardell

              *                 Chief Financial Officer
------------------------------                                  June 25, 1999
   Christopher J. Baudouin


*By    /s/ ALAN M. MECKLER
       -------------------------  Attorney-in-Fact              June 25, 1999
          Alan M. Meckler
         as attorney-in-fact
        pursuant to power of
        attorney set forth in
      the registration statement
       filed on April 15, 1999,
             as amended
      (SEC File No. 333-76331)

                                  EXHIBIT INDEX

Exhibit
Number                     Description
------                     -----------

5.01 Opinion of Willkie Farr & Gallagher as to validity of common stock
23.01 Consent of Willkie Farr & Gallagher (included in Exhibit 5.01)
23.02                      Consent of Arthur Andersen LLP
99.01                      Consent of Gilbert F. Bach
99.02                      Consent of Michael J. Davies